UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware (State or other jurisdiction of incorporation)	84-0178360 (IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2011 the Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”) of Molson Coors Brewing Company (the “Company”) approved the participants and determined the targets and performance criteria, for purposes of Section 162(m) of the Internal Revenue Code, under the Company’s Incentive Compensation Plan (the “Plan”) for the fiscal year ending December 31, 2011, to be paid in 2012. The approved performance measures are pre-tax income (for those with corporate responsibilities or business unit responsibility in the UK and Canada), earnings before interest, taxes and amortization and market share growth (for certain employees with responsibility for the MillerCoors joint venture), and pre-tax income and volume (for those with responsibility for Molson Coors International). In addition, the Compensation Committee approved earnings per share growth as the performance criterion to be applied to the performance units for the 2011-2014 performance period under the long-term equity compensation component of the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

/s/ Samuel D. Walker
Date: March 9, 2011	By: Samuel D. Walker Chief Legal Officer